                                                                           10.52

                               ASSET PURCHASE AGREEMENT


        ASSET PURCHASE AGREEMENT, dated as of January, 9 1998, by and among ARNOLD CIRCUITS, INC., a California corporation ("Purchaser"), BNZ Incorporated, a California corporation ("BNZ"), an affiliated corporation of Purchaser; Robert Bertrand, the sole shareholder of Purchaser ("Bertrand"), XCEL Arnold Circuits, Inc., a New Jersey corporation ("Seller"), and XIT Corporation, the sole shareholder of Seller ("XIT"), and Mantalica & Treadwell, a Professional Law Corporation as escrow agent ("Escrow Agent"), with reference to the following
RECITALS:

        A. Seller is engaged, in part, in the business of manufacturing printed circuit boards. Such business operations have been carried on as a distinct business under the name of Arnold Circuits, Inc. (the "Arnold Circuits Business"). All of the Arnold Circuits Business operations of Seller desired to be purchased by Purchaser hereunder are referred to herein as the "Arnold Circuits Business."

        B. Subject to the terms and conditions hereinafter set forth, Seller desires to sell and Purchaser desires to purchase the Arnold Circuits Business, its operations, and the Assets of Seller used therein.

        NOW, THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.      PURCHASE AND SALE

        1.1     AGREEMENT TO SELL.  At the Closing hereunder (as defined in
Section 2.1 hereof) and except as otherwise specifically provided in Section 1.3, Seller shall grant, sell, convey, assign, transfer and deliver to Purchaser, all right, title and interest of Seller in and to (a) the Arnold Circuits Business as a going concern, (b) the name "Arnold Circuits, Inc." and all goodwill associated therewith, (c) all purchase orders, including, but not limited to, all purchase orders from Motorola Cellular Infrastructure Group and other locations ("Motorola") and (d) all of the assets, properties and rights of Seller constituting the Arnold Circuits Business or used therein, of every kind and description, real, personal and mixed, tangible and intangible, wherever situated (which Arnold Circuits Business, name, goodwill, assets, properties and rights are herein sometimes called the "Assets"), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

        1.2 INCLUDED ASSETS. The Assets shall include without limitation the following assets, properties and rights of Seller used directly or indirectly in the conduct of, or generated by or constituting, the Arnold Circuits Business, except as otherwise expressly set forth in Section 1.3 hereof:

        (a) all machinery, equipment, tools, vehicles, furniture, furnishings, leasehold improvements, goods, and other tangible personal property used in the Arnold Circuits Business;

        (b)     all cash in the following bank accounts:   Imperial Bank -
        Account #07-097-468 (general disbursement account), Bank of America - Account #09294-11871 (payroll account), and "all cash in the imperial Bank lockbox account #07-111-002 shared with other XIT divisions either on or after the closing date which is received in payment of any invoice resulting from any shipment from the La Habra facility";

        (c) all prepaid items, unbilled costs and fees, and accounts, notes and other receivables;

        (d) all supplies, raw materials, work-in-process, finished goods and other inventories;

        (e) to the extent permitted by applicable law, all rights under any written or oral contract, agreement, lease, plan, instrument, registration, license, certificate of occupancy, operating permit or other permit or approval of any nature, or other document, commitment, arrangement, undertaking, practice or authorization;

        (f) all right, title and interest of Seller in, to and under all purchase orders, including, but not limited to, all purchase orders from Motorola;

        (g) all rights under any written or oral distribution, dealer, sales agency or sales representative agreements, including, but not limited to any agreements with Gerard and Associates ("Gerard") or Salvatore Dimiceli ("Dimiceli");

        (h) all of Seller's right, title and interest in and to the name "Arnold Circuits, Inc.";

        (i) all rights under any trademark, service mark, trade name or copyright, whether registered or unregistered, and any applications therefor;

        (j) all technologies, methods, formulations, data bases, trade secrets, know-how, inventions and other intellectual property used in the Arnold Circuits Business or under development;

        (k) all rights in action arising out of occurrences before or after the Closing, including without limitation all rights under express or implied warranties relating to the Assets; and

        (l) all information, files, records, data, plans, contracts and recorded knowledge, including customer and supplier lists, related to the foregoing.


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

        1.3 EXCLUDED ASSETS. Notwithstanding the foregoing, the Assets shall not include any of the following (the "Excluded Assets"):

        (a) the corporate seal, certificate of incorporation, minute books, stock books, tax returns, books of account or other records having to do with corporate organization of Seller;

        (b) the rights which accrue or will accrue to Seller under this Agreement;

        (c) the rights to any of Seller's claims for any federal, state, local, or foreign tax refunds;

        (d) any cash in any of the Seller's bank accounts except for the specific accounts referenced in Section 1.2(b);

        (e) any assets used in connection with the business of XIT Circuits Division (XCD), a division of Seller located in Monrovia, California, and any assets used in connection with the business of XCEL Etch-Tek, Inc., a wholly owned subsidiary of Seller located in Concord, California. However, Seller has not and will not transfer any asset used in the Arnold Circuit Business to either entity prior to Closing as all such assets are to be transferred to Purchaser by this Agreement; and

        (f) the Gyrex Hot Air Solder Leveling Machine (the "Gyrex"). However, Purchaser shall have the right to use the Gyrex until Purchaser has secured a replacement machine provided that Purchaser pays the monthly rental on the Gyrex for such period of time. Once a replacement machined is obtained, the Gyrex will be transferred from the Arnold Circuits facility to Etch-Tek at Purchaser's expense.

        1.4 AGREEMENT TO PURCHASE. At the Closing hereunder, Purchaser shall purchase the Assets from Seller in exchange for the purchase price payable under Section 1.5 and the Liabilities and obligations of Seller only to the extent and as provided in Section 1.6 of this Agreement. Except as specifically provided in Section 1.6 hereof, Purchaser shall not assume or be responsible for any liabilities or obligations of the Arnold Circuits Business or Seller.

        1.5 ESCROW AND PURCHASE PRICE. As consideration for the Assets Purchaser will:

        (a) pay to Seller on the Closing Date $1,875,000 by delivery of a certified or bank cashier's check or by wire transfer (the "Closing Payment") to be delivered to Escrow Agent to be deposited in its trust account and disbursed as provided below; and

        (b) deposit with Escrow Agent the Promissory Note of Purchaser in the face amount of $375,000.00 in the form attached hereto as EXHIBIT A (the "Promissory Note") to be delivered to Seller at the Closing;

        (c) forgive the payment of any unpaid dividends on the Class A and Class B Preferred Stock (the "Preferred Stock") of Seller, all of which is issued to and owned by Purchaser; and

        (d) deposit with Escrow Agent the Preferred Stock for delivery to Seller in redemption at the Closing without payment therefor.

        1.6 ASSUMPTION OF LIABILITIES. At the Closing hereunder Purchaser shall assume and agree to pay, discharge or perform, as appropriate, the following liabilities and obligations of Seller:

        (a) all liabilities and obligations of Seller reflected on the November 30 Balance Sheet (as defined in Section 3.4); or which occurred in the ordinary course of business since November 30, 1997 in respect of the Arnold Circuits Business which remain unpaid and undischarged on the Closing Date;

        (b) all liabilities and obligations of Seller in respect of all contracts of Seller which relate to the Arnold Circuits Business including, but not limited to obligations to provide normal customer service and warranty obligations to existing accounts for products shipped prior to the Closing Date; and

        (c) all obligations of Seller to Robert Bertrand (if any), Omega Lamina Partnership or any of their affiliates.

        In no event, however, shall Purchaser assume or incur any liability or obligation under this Section 1.6 or otherwise in respect of any of the following:

        (t) any product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of Seller on or prior to the Closing, including without limitation any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damage, lost revenue or income;

        (u) any federal, state or local income or other tax (i) payable with respect to the Arnold Circuits Business, assets, properties or operations of Seller or Arnold Circuits or any affiliated entity for any period prior to the Closing Date, or (ii) incident to or arising as a consequence of the negotiation or consummation by Seller or any member of any affiliated group of which Seller is a member of this Agreement and the transactions contemplated hereby;

        (v) any liability or obligation under or in connection with the Excluded Assets;

        (w)     any liabilities of Seller to any of its affiliated companies;

        (x) except for accrued vacation and sick time or any liability assumed pursuant to 1.6(a), any liability or obligation arising prior to or as a result of the Closing to any employees, agents, independent contractors or sales representatives of Seller, whether or not employed by Purchaser after the Closing;

        (y) except for Purchaser's responsibility to pay for one-half of the cost of legal fees to prepare purchase and sale documents, any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and fees and expenses of counsel, accountants and other experts; or

        (z) any liability or obligation of Seller to pay a brokerage or finder's fee or commission.

        1.7 ALLOCATION OF PURCHASE PRICE. Purchaser and Seller shall negotiate in good faith prior to the Closing Date and determine the allocation of the consideration paid by Purchaser for the Assets. Each party hereto agrees
(i) that any such allocation shall be consistent with the requirements of
Section 1060 of the Internal Revenue Code of 1986, as amended and the regulations thereunder, (ii) to complete jointly and to file separately Form 8594 with its federal income tax return consistent with such allocation for the tax year in which the Closing Date occurs and (iii) that no party will take a position on any income, transfer or gains tax return, before any governmental or regulatory authority charged with the collection of any such tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation without the consent of the other party.

2.      CLOSING

        2.1 TIME AND PLACE OF CLOSING. The closing (the "Closing") of the sale and purchase of the Assets shall take place at a time mutually agreed to by the parties hereto on January 15, 1998 at such place and in such manner as may be mutually agreed upon by Purchaser and Seller, provided that the parties agree the Closing shall be effective as of December 31, 1997. The date of the Closing is referred to herein as the "Closing Date."

        2.2     ITEMS TO BE DELIVERED AT CLOSING.  At the Closing:

        (a)     Purchaser, BNZ and Bertrand shall deliver to Escrow Agent:

                (i)     the Closing Payment;

                (ii)    the Promissory Note;


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

                (iii) the Guarantee of Bertrand in the form annexed as EXHIBIT B (the "Bertrand Guarantee");

                (iv) the Guarantee of BNZ in the form annexed as EXHIBIT C (the "BNZ Guarantee");

                (v) a Pledge and Security Agreement (the "Security Agreement") executed by BNZ in favor of Seller in the form annexed as EXHIBIT D together with the original warrant agreement referenced therein;

                (vi) the certificates representing the Preferred Stock duly endorsed for transfer to Seller;

                (vii) a Secretary's Certificate of Purchaser and BNZ evidencing approval of the transactions contemplated herein;

                (viii) the cancelled note in the face amount of $225,000 payable to Bertrand and the cancelled note in the face amount of $150,000 payable to BNZ;

                (ix) such other documents or instruments as Seller may reasonably require.

        (b)     Seller shall deliver to Escrow Agent:

                (i) a bill of sale and assignment and assumption agreement in customary form;

                (ii) a Secretary's Certificate of Seller evidencing approval of the transactions contemplated herein;

                (iii) assignment agreements for all leased real property and equipment utilized in the Arnold Circuits Business;

                 (iv) such other documents or instruments as Purchaser may reasonably require.

        (c) Escrow Agent shall, if in receipt of all money and documents necessary to close, do the following:

                (i) deliver to Imperial Bank the amount required to release its lien on the Assets;

                (ii) deliver to Seller the Promissory Note, the Bertrand Guarantee, the BNZ Guarantee, the Security Agreement, the Preferred Stock, the Secretary's Certificate, and the Bertrand and BNZ notes marked "paid in full," and other documents due to Seller;

                (iii) deliver to Purchaser the bill of sale, the Secretary's certificate, the assignment agreements, and other documents due to Purchaser;

                (iv)    deliver to Bertrand $225,000;

                (v)     deliver to BNZ $150,000; and

                (vi) deliver the balance of the funds to, or as directed by, Seller.

        (d) Escrow Agent shall, if not in receipt of all documents necessary to close:

                (i) return the money and documents to the party who delivered the same to the Escrow Agent;

                (ii) in the event of any dispute, the parties stipulate that Escrow Agent may, instead, deposit the money and documents in court and request a judicial determination as to the disposition of the same, which determination shall be binding on all parties and relieve Escrow Agent of any responsibility therefor;

                (iii) the parties acknowledge that Escrow Agent is holding the Escrow Account hereunder solely as a stakeholder at the parties' request and for their convenience, that Escrow Agent shall not be deemed to be the agent of any party and that Escrow Agent shall not be liable to any party for any act or omission on its part unless taken or suffered in bad faith or in disregard of this Agreement or involving negligence; and

                (iv) Escrow Agent shall be permitted to act in any dispute as to the disbursement of the monies held in trust hereunder or any other dispute between the parties whether or not Escrow Agent is in possession of the deposit monies and continues to act as Escrow Agent.

        2.3 DELIVERY OF POSSESSION. At the Closing, Seller shall make available to Purchaser all of the purchase orders, including, but not limited to, all purchase orders from Motorola, all of the contracts, licenses, customer lists and all other documents, books, records, papers, files and data belonging to the Seller that are part of the Assets or relate to the Arnold Circuits Business; and, simultaneously with such delivery, all such steps shall be taken as may be required to put Purchaser in actual possession and operating control of the Assets. Seller shall execute and deliver such further documents and instruments as Purchaser may request in order to cause full possession and control of all of the Assets and of all other things and matters pertaining to the operation of the Arnold Circuits Business to be transferred and delivered to Purchaser.

        2.4 THIRD PARTY CONSENTS. To the extent that Seller's rights under any agreement, contract, commitment, lease, or other Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its best efforts to obtain any such required consents as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Asset, shall act after the Closing as Purchaser's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Asset, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser.

        2.5 FURTHER ASSURANCES. Seller from time to time after the Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets, or to better enable Purchaser to complete, perform or discharge any of the liabilities or obligations assumed by Purchaser at the Closing pursuant to
Section 1.6 hereof. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

        2.7 TERMINATION. If the Closing shall not have taken place on or before January 15, 1998, or such later date as shall be mutually agreed to in writing by Purchaser and Seller, all of the rights and obligations of the parties hereunder this Agreement shall terminate, without liability to any other party. This provision does not apply if the failure to close results from a breach of this Agreement by either party, rather than the failure of a condition precedent to Closing to occur by such date.

3.      REPRESENTATIONS AND WARRANTIES OF SELLER

        XIT and Seller hereby jointly and severally represent and warrant to Purchaser as follows:

        3.1 CORPORATE EXISTENCE. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of the Arnold Circuits Business by it requires it to be so qualified.

        3.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Seller has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller in accordance with the provisions hereof (the "Seller's Documents") will be, duly executed and delivered by Seller, and this Agreement constitutes, and the Seller's Documents when executed and delivered will constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

        3.3 VALIDITY OF CONTEMPLATED TRANSACTIONS, ETC. The execution, delivery and performance of this Agreement by Seller does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which Seller is subject,
(b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller, (c) the charter documents or By-Laws of, or any securities issued by Seller, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, or other instrument, document or understanding, oral or written, to which Seller is a party, by which Seller may have rights or by which any of the Assets may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller thereunder. Except as disclosed by Seller and agreed to by Purchaser at or before Closing, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Seller.

        3.4 FINANCIAL STATEMENTS. Seller has delivered to Purchaser true and complete copies of (a) the balance sheets of the Arnold Circuits Business and the related statements of income, cash flow and changes in shareholders equity for the fiscal years since Seller acquired the Arnold Circuits Business; and (b) unaudited balance sheets of Seller and related statements of income and cash flow for the same time, all of which have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, including an unaudited pro forma balance sheet as of November 30, 1997 which does not include the assets and liabilities of the XCEL Circuits Division (the "November 30 Balance Sheet"). Such balance sheets, including the related notes, fairly represent the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Arnold Circuits Business at the dates indicated and such statements of income, cash flow and changes in shareholders equity fairly present the results of operations, cash flow and changes in shareholders equity for the periods indicated. The most recent unaudited financial statements contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position for the period then ended. Seller represents that there have been no material changes in the operations of the Arnold Circuits Business since November 30, 1997.

        3.5 ABSENCE OF UNDISCLOSED LIABILITIES. Seller has no liabilities or obligations with respect to the Arnold Circuits Business except those reflected on the November 30 Balance Sheet or incurred in the ordinary course of business since that date. For purposes of this Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, including, but not limited to, any claim, loss, damage, deficiency, cost, expense, obligation or responsibility relating to any environmental matter.

        3.6 LITIGATION. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority, including, but not limited to the South Coast AQMD, is pending or, to the best knowledge of Seller, threatened against Seller which relates to the Arnold Circuits Business, the Assets or the transactions contemplated by this Agreement, nor does Seller know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could adversely affect the Arnold Circuits Business, the Assets or the transactions contemplated hereby. Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority, including, but not limited to the South Coast AQMD, which may adversely affect Seller, the Assets or the transactions contemplated hereby.

4.      REPRESENTATIONS AND WARRANTIES OF PURCHASER.

        Purchaser and BNZ represent and warrant to Seller as follows:

        4.1 CORPORATE EXISTENCE. Purchaser and BNZ are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation.

        4.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of Purchaser and BNZ has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser and BNZ has been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Purchaser and BNZ in accordance with the provisions hereof (the "Purchaser's Documents") will be, duly executed and delivered by Purchaser, and this Agreement constitutes, and the Purchaser's Documents when executed and delivered will constitute, the legal, valid and binding obligations of Purchaser and BNZ (to the extent they are parties thereto); enforceable against Purchaser and BNZ in accordance with their respective terms.

        4.3 KNOWLEDGE OF THE PURCHASER. BNZ acknowledges that until September of 1995 it owned and operated the Arnold Circuits Business, and Bertrand has served as a consultant to Seller and XIT from and after the date of sale to XIT. Therefore, Purchaser, BNZ and Bertrand are familiar with the business, operations, assets, liabilities, properties and prospects of Arnold Circuits, and they are relying solely on their knowledge and the specific representations and warranties by Seller set forth herein, except as to any material information known to Seller and not to Purchaser, Bertrand or BNZ and withheld from or not disclosed to Purchaser, Bertrand or BNZ by Seller.

5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with negotiation, execution and performance of this Agreement shall survive the Closing for a period of one year. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein and therein.

6.      INDEMNIFICATION

        6.1 INDEMNIFICATION OBLIGATION OF SELLER AND XIT. From and after the Closing, Seller and XIT will reimburse, indemnify and hold harmless Purchaser and its successors and assigns (an "Indemnified Purchaser Party") against and in respect of:

        (a) Any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Purchaser Party that result from, relate to or arise out of:

                (i) except for those liabilities and obligations of Seller which Purchaser assumes pursuant to this Agreement, any and all damages, losses, deficiencies, liabilities, costs and expenses of, or claims against, Purchaser, resulting from, relating to or arising out of the operations or assets of the Arnold Circuits Business prior to the Closing Date or the actions or omissions of Seller's officers, directors, shareholders, employees or agents relating to the Arnold Circuits Business prior to the Closing Date that is asserted after the Closing Date, including, without limitation, any liability relating to, and any claim which arises out of or is based upon, negligence, strict liability, or any express or implied representation, warranty, agreement or guarantee made by or on behalf of Seller, or alleged to have been made by or on behalf of Seller, or which is imposed or asserted to be imposed on Seller by operation of law, in connection with any product of the Arnold Circuits Business designed, used, rented, sold, manufactured, shipped or installed by or on behalf of Seller or for any service relating to the Arnold Circuits Business performed by or on behalf of Seller, in any case prior to the Closing Date and irrespective of the date that any claim, suite or other cause of action related to any of the foregoing is filed or otherwise instituted against Seller;

                (ii) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against any Indemnified Purchaser Party that relate to the Arnold Circuits Business in which the event giving rise thereto occurred prior to the Closing Date or which results from or arises out of any action or inaction prior to the Closing Date of Seller or any director, officer, employee, agent, representative or subcontractor of Seller, except for those which Purchaser assumes pursuant to this Agreement; or

                (iii) any misrepresentations, breach of warranty or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Purchaser pursuant hereto or in connection with the execution or performance of this Agreement; and

        (b) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section.

        6.2 INDEMNIFICATION OBLIGATION OF PURCHASER. From and after the Closing, Purchaser, BNZ and Bertrand will jointly and severally reimburse, indemnify and hold harmless Seller and its successors or assigns (an "Indemnified Seller Party") against and in respect of:

        (a) Any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Seller Party that result from, relate to or arise out of:

                (i) any and all liabilities and obligations of Seller which have been assumed by Purchaser pursuant to this Agreement; or

                (ii) any misrepresentations, breach of warranty or non-fulfillment of any agreement or covenant on the part of Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Seller pursuant hereto or in connection with the execution or performance of this Agreement.

        (b) Any and all actions, suits, claims, proceeding, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section.

        6.3     METHOD OF ASSERTING CLAIMS, ETC.   (a) In the event that any
claim or demand for which a party or parties (the "Indemnifying Party") would be liable to another party or party (the "Indemnified Party") is asserted against or sought to be collected from the Indemnified Party by a third party, the Indemnified Party shall promptly notify the Indemnifying Party of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall have thirty days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party, (i) whether or not they dispute their liability to the Indemnified Party hereunder with respect to such claim or demand and (ii) notwithstanding any such dispute, whether or not they desire, at their sole cost and expense, to defend the Indemnified Party against such claim or demand.

        In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that they desire to defend the Indemnified Party against such claim or demand then, except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by them to a final conclusion. If any Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

        If the Indemnifying Party elects not to Defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be contested by the Indemnifying Party, then that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the Indemnifying Party hereunder.

        If, in the reasonable opinion of the Indemnified Party, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a materially adverse effect on the business, operations, assets, properties or prospects of the Indemnified Party, then the Indemnified Party shall have the right to participate in, but not control, the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Indemnifying Party hereunder.

        (b) In the event an Indemnified Party should have a claim against the Indemnifying Party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party.

        6.4     PAYMENT.  Upon the determination of the liability under Section
6.1 or 6.2 hereof, the appropriate party shall pay to the other, as the case may be, within ten days after such determination, the amount of any claim for indemnification made hereunder. In the event that the Indemnified Party is not paid in full for any such claim pursuant to the foregoing provisions promptly after the other party's obligation to indemnify has been determined in accordance herewith, it shall have the right, notwithstanding any other rights that it may have against any amounts owed by it under this Agreement to the Indemnifying Party. Upon the payment in full of any claim, either by set off or otherwise, the entity making payment shall be subrogated to the rights of the Indemnified Party against any person, firm or corporation with respect to the subject matter of such claim.

        6.5 RIGHT TO SETOFF. Purchaser shall be entitled to withhold payment due Seller as Postclosing Consideration in an aggregate amount sufficient to cover the full amount of any claim (or portion thereof) as to which it has finally been determined that Purchaser is entitled to indemnification under this Section; provided, however, that in the case of a good faith dispute as to whether Purchaser is entitled to such indemnification (or as to the size of such indemnification obligation), Purchaser shall not be required to make any payment to the extent that such payment would reduce the Postclosing Consideration below the Purchaser's good faith estimate of the amount of the claim (or a portion thereof) which has not been finally determined. During any period when payment is withheld by Purchaser relating to indemnification claims which have not been finally determined, interest shall accrue on any withheld payment to which the Seller is finally determined to be entitled at the rate set forth in the Promissory Note. If it is finally determined that Purchaser is entitled to indemnification, Purchaser may set off against the Postclosing Consideration, the amount of the indemnification obligation and Seller shall not be entitled to receive interest on the amounts setoff.

7.      CONDITIONS PRECEDENT TO THE CLOSING

        7.1 CONDITIONS OF OBLIGATIONS OF SELLER. The obligation of Seller to effect the Asset Purchase is subject to the satisfaction on or before the Closing Date of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

        (b) PERFORMANCE BY THE PURCHASER. Purchaser shall have performed and satisfied all agreements and conditions which it is required by this Agreement to perform or satisfy prior to or on the Closing Date.

        (c) FORM AND CONTENT OF DOCUMENTS. The form and content of all documents, certificates and other instruments to be delivered by Purchaser shall be reasonably satisfactory to Seller.

        (d) LITIGATION AFFECTING CLOSING. No court order shall have been issued or entered which would be violated by the completion of the Stock Purchase. No person who or which is not a party to this Agreement shall have commenced or threatened to commence any litigation seeking to restrain or prohibit, or to obtain substantial damages in connection with this Agreement or the transactions contemplated by this Agreement.

        (e) PURCHASE PRICE. Seller shall have received the Cash Payment and the Note constituting the Purchase Price.

        (f) GUARANTEE OF ROBERT BERTRAND. Bertrand shall have executed the Bertrand Guarantee.

        (g)     GUARANTEE OF BNZ.  BNZ shall have executed the BNZ Guarantee.

        (h) SECURITY AGREEMENT. BNZ shall have executed the Security Agreement and delivered the Warrants in escrow pursuant thereto.

        7.2 CONDITIONS OF OBLIGATIONS OF PURCHASER. The obligation of Purchaser to effect the Asset Purchase is subject to the satisfaction on or before the Closing Date of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

        (b) COMPLIANCE WITH THIS AGREEMENT. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

        (c) NO THREATENED OR PENDING LITIGATION. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

        (d) CONSENTS AND APPROVALS. Any required consent, approval, authorization or order required in connection with the sale of the Assets shall have been obtained or made and shall be in effect on the Closing Date.

        (e) FINANCING. Purchaser's financing arrangements with Heller Financial shall be in place so that Purchaser has the funds necessary to close; provided that Purchaser shall use its best efforts to have such commitment funded on or before January 15, 1998.

        (f) CLOSING DOCUMENTS. Seller and Purchaser shall have executed and delivered the closing documents set forth in Section 2.2 hereof.

        (g) PERFORMANCE BY SELLER. Seller shall have performed and satisfied all agreements and conditions which it is required by this Agreement to perform or satisfy prior to or on the Closing Date.

        (h) FORM AND CONTENT DOCUMENTS. The form and content of all documents, certificates and other instruments to be delivered by Seller shall be reasonably satisfactory to Purchaser.

8.      POST CLOSING MATTERS

        8.1 HIRING OF SELLER'S EMPLOYEES. As of the Closing Date, Purchaser shall offer employment to, and Seller shall use its best efforts to assist Purchaser in employing as new employees of Purchaser, all persons presently engaged in the Arnold Circuits Business who are identified by Purchaser prior to the Closing Date, including, but not limited to, those family relations of Shareholder who currently are employees of Seller (the "Employees"). Seller shall terminate effective as of the Closing Date all employment agreements it has with any of the Employees. Purchaser shall retain such Employees in the same manner as any other employees of Purchaser. During the Noncompete Period described below, Seller will not directly or indirectly hire or offer employment to any Employee who becomes an employee of Purchaser unless Purchaser first terminates the employment of such employee.

        8.2     EMPLOYEE BENEFITS.

        (a) All Employees who are employed by Purchaser on or after the Closing Date shall be new employees of Purchaser and any prior employment by Seller of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation which Purchaser may make available to its employees. All employees who are employed by Purchaser shall no longer be considered employees of Seller for any purposes.

        (b) Purchaser will assume the liability for any earned and unused vacation time for any Employees of Seller hired by Purchaser.

        8.3 NONSOLICITATION. Seller and XIT agree that, for the Noncompete Period, none of Seller, MicroTel International, Inc. nor XIT will (directly or indirectly) call on or solicit, or divert or take away from Purchaser the business of, or divulge to any competitor or potential competitor of Purchaser or other entity who or which at the Closing Date was, or at any time preceding the Closing Date had been a customer of the Arnold Circuits Business or whose identity is known to either the Seller or XIT at the Closing Date as one whom Purchaser intends to solicit within the succeeding year. Nothing contained in this Section shall be deemed to limit or impair, or be limited or impaired by, the provisions otherwise appearing herein.

        8.4 PAYMENTS RECEIVED. Seller and Purchaser each agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including without limitation any insurance proceeds, and will account to the other for all such receipts. From and after Closing, Purchaser shall have the right and authority to endorse without recourse the name of Seller on any check or any other evidences of indebtedness received by Purchaser on account of the Arnold Circuits Business and the Assets transferred to Purchaser hereunder.

9.      MISCELLANEOUS

        9.1 USE OF NAME. From and after the Closing Date, Seller will sign such consents and take such other action as Purchaser shall reasonably request in order to permit Purchaser to use the name "Arnold Circuits, Inc." and variants thereof. From and after the Closing Date, Seller will not itself use the name "Arnold Circuits, Inc." or any names similar thereto or variants thereof.

        9.2 PROVISION OF SERVICES. If requested by Purchaser, Seller shall provide after the Closing the services of Bryan Fuller (the "Executive") to Purchaser for a period of up to five days per week for up to one year after Closing, provided that Purchaser reimburses Seller for salary, benefits, transportation and living expenses for the Executive on a bi-weekly basis. Nothing shall prevent Purchaser from offering the Executive full-time employment with Arnold Circuits.

        9.3     NON SOLICITATION.   For a period of two years after the Closing,
Seller and XIT agree that they shall not solicit the services of the employees of Purchaser, and Purchaser and Bertrand agree that they shall not solicit the services of the employees of Seller or XIT.

        9.4 AMENDMENT. This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto.

        9.5 EXTENSION; WAIVER. At any time prior to the Closing, the parties hereto may extend the time for the performance of any of the obligations or other acts of the other parties hereto, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein.

Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

        9.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the Purchaser and Seller at their respective addresses set forth above.

        9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        9.8 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        9.9 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any California state court or any federal court in the State of California in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

        9.10 NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by registered or certified mail, postage prepaid, as follows:

                If to Seller, to:

                        XCEL Arnold Circuits, Inc.
                        c/o XCEL Corporation
                        4290 East Brickell Street
                        Ontario, California  91761-1511
                        Attention:  Carmine T. Oliva

                With a required copy to:

                        Gallagher, Briody & Butler
                        212 Carnegie Center, Suite 402
                        Princeton, NJ  08540
                        Attention:  Thomas P. Gallagher

                If to Purchaser to:

                        BNZ Incorporated
                        P.O. Box 1085
                        LaHabra, California 90631
                        Attention:  Robert Bertrand

                With a required copy to:

                        Mantalica and Treadwell
                        835 Wilshire Boulevard
                        Suite 300
                        Los Angeles, CA  90017
                        Attention:  Mark Treadwell
or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered.

        9.11 CALIFORNIA LAW TO GOVERN. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES HEREBY AGREE THAT ANY PROCEEDING WITH RESPECT TO ENFORCEMENT OF THIS AGREEMENT SHALL BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN ORANGE COUNTY, CALIFORNIA.

        9.12 BROKERS' AND FINDERS' FEES. Seller, on the one hand, and Purchaser, on the other hand, each to the other represent and warrant that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person, who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby.

        9.13 EXPENSES. Purchaser agrees to pay one half (1/2) of Seller's legal costs in preparing a Purchase and Sale document. Except for such payment, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

        9.14 ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provision of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Seller and Purchaser.

        9.15 NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of the Indemnification provisions hereof, the indemnified parties, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

        9.16 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth above.

                                                XIT CORPORATION


                                                By: /s/ Carmine T. Oliva
                                                   -----------------------------
                                                     Carmine T. Oliva
                                                     President and CEO


                                                XCEL ARNOLD CIRCUITS, INC.
                                                By:  /s/ Carmine T. Oliva
                                                   -----------------------------
                                                     Carmine T. Oliva
                                                     Chairman and CEO


                                                ARNOLD CIRCUITS, INC.


                                                By:  /s/ Robert Bertrand
                                                   -----------------------------
                                                     Robert Bertrand
                                                     President and CEO


                                                BNZ INCORPORATED


                                                By:  /s/ Robert Bertrand
                                                   -----------------------------
                                                     Robert Bertrand
                                                     President and
                                                     Chief Executive Officer



                                                     /s/ Robert Bertrand
                                                   -----------------------------
                                                     Robert Bertrand,
                                                     Individually


                                                MANTALICA & TREADWELL


                                                By:  /s/ Mantalica & Treadwell
                                                   -----------------------------



                                         -20-